Exhibit 99

NEWS RELEASE

Contacts:	John S. Penshorn
Senior Vice President
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD FIRST QUARTER RESULTS

DRIVEN BY STRONG GROWTH IN EACH OF ITS BUSINESSES

•	Net Earnings of $0.63 Per Share and Part D Normalized Net Earnings of $0.68 Per Share (1)

•	First Quarter Operating Cash Flows of $1.55 Billion as Adjusted for CMS Payment Timing; Reported Operating Cash Flows of $2.89 Billion

•	Outlook for 2006 Full Year Net Earnings Per Share Increased to a Range of $2.88 to $2.92, Representing Growth of 22% to 24% Over Comparable 2005 Results

MINNEAPOLIS (April 18, 2006) – UnitedHealth Group (NYSE: UNH) achieved record results in the first quarter of 2006, reported Chairman and CEO William W. McGuire, M.D. First quarter growth was led by notable performances in the areas of offerings for seniors; commercial services, including consumer-driven account-linked products; and specialty businesses. In aggregate, the Company provides services to approximately 70 million American health consumers, an increase of 15 million people or 27 percent over the prior year.

(1)	Because Part D benefit costs for the new Medicare Part D program are disproportionately higher in the first half of the contract year due to the benefit design, “Part D Normalized” results assume that full year Medicare Part D benefit costs are recognized based on actuarially projected utilization over the contract year. These amounts represent non-GAAP measures and have been presented to enhance comparability with 2005 quarterly financial results. A further explanation of this basis of presentation and a reconciliation of such amounts to the comparable GAAP measures is included in the attached financial schedules.

Quarterly Financial Performance

Three Months Ended
March 31, 2006
	Reported GAAP (1)	Part D Normalized	December 31, 2005	March 31, 2005
Revenues	$17.59 billion	$17.24 billion	$12.33 billion	$11.16 billion
Earnings From Operations	$1.49 billion	$1.59 billion	$1.36 billion	$1.20 billion
Operating Margin	8.4%	9.2%	11.1%	10.7%

(1)	The UnitedHealth Group business, excluding PacifiCare and Part D, generated an operating margin of 11.7% in the first quarter of 2006.

UnitedHealth Group Highlights

UnitedHealth Group revenues, earnings from operations and operating margins were significantly affected by the acquisition of PacifiCare and the commencement of Medicare Part D.

•	First quarter net earnings per share of $0.63 and Part D normalized earnings per share of $0.68 increased 15 percent and 24 percent respectively from $0.55 in the first quarter of 2005, and improved 1 cent and 6 cents respectively from the fourth quarter 2005 result of $0.62 per share. These first quarter results compare with the Company’s previous outlook for net earnings of $0.58 per share and Part D normalized earnings of $0.65 per share.

•	First quarter consolidated net earnings increased to $899 million, up $156 million or 21 percent year-over-year. First quarter consolidated Part D normalized net earnings increased to $967 million, up $224 million or 30 percent year-over-year.

•	Cash flows from operations, adjusted to reflect the receipt of three monthly Medicare payments from the Centers for Medicare & Medicaid Services (CMS) in the first quarter of 2006, were $1.55 billion for the first quarter. Cash flows from operations represented 173 percent of first quarter net earnings, despite bearing $85 million in net operating cash outflows related to the Part D program. Reported cash flows from operations of $2.9 billion included a fourth monthly CMS payment received at the end of March 2006.

•	The Company repurchased 30 million shares during the first quarter of 2006, representing more than 2 percent of the shares outstanding at December 31, 2005.

UnitedHealth Group Highlights – Continued

The following comments are based on Part D normalized results and related financial metrics. A further explanation and reconciliation of this basis of reporting to the comparable GAAP measures is included in the attached financial statements.

•	Consolidated first quarter revenues exceeded $17.2 billion, increasing $6.1 billion or 54 percent year-over-year and $4.9 billion or 40 percent sequentially.

•	The consolidated medical care ratio of 81.5 percent increased 110 basis points year-over-year and 190 basis points sequentially. The increase in this ratio reflected the results of both PacifiCare Health Systems, which was acquired late in fourth quarter 2005, and the commencement of Medicare Part D prescription drug benefit plans. Both PacifiCare and Part D plans carry a comparatively higher ratio of medical costs to premiums than the historic risk-based products of UnitedHealth Group. Excluding PacifiCare and Part D, the consolidated medical care ratio was 80.0 percent, an improvement of 40 basis points year-over-year.

•	During the first quarter, the Company realized favorable development of $190 million in its estimates of medical costs incurred in 2005. In the first quarter of 2005 the Company also realized favorable development of $190 million in its estimates of medical costs incurred in 2004.

•	Operating costs represented 14.9 percent of revenues in the first quarter, an improvement of 100 basis points from the fourth quarter of 2005 and 30 basis points from 15.2 percent in the first quarter of 2005. Gains were driven by overall expense control and by lower cost ratios from PacifiCare and Part D compared to the legacy business of UnitedHealth Group, offset by $40 million principally in merger-related expenses associated with the PacifiCare acquisition in the first quarter. First quarter operating costs and related ratios also included $100 million in cost of goods sold from external sales of pharmaceuticals by Prescription Solutions, a pharmaceutical benefit management company owned by PacifiCare.

•	Consolidated earnings from operations increased to $1.6 billion in the first quarter, up $393 million or 33 percent year-over-year and $231 million or 17 percent from fourth quarter 2005.

•	The historic UnitedHealth Group business generated an operating margin of 11.7 percent in the first quarter, an expansion of 100 basis points year-over-year. This expanded margin was offset by the addition of new earnings at lower operating margin percentages from PacifiCare and Part D, which had the effect of reducing the consolidated operating margin by 250 basis points to 9.2 percent.

•	Medical costs payable, excluding the AARP division of Ovations, increased by $2.3 billion or 46 percent year-over-year and $861 million or 14 percent since December 31, 2005, standing at $7.2 billion at March 31, 2006. The increase in medical payables was due to the acquisition of PacifiCare, the commencement of Part D and growth in premium-based business across UnitedHealth Group. Medical costs days payable was 63 days for the quarter, consistent with its level at 2005 year end, calculated on a comparable basis.

•	First quarter 2006 return on equity was 22 percent.

Closing Comment

Dr. McGuire stated, “We are pleased to again report strong results, which reflect our continuing momentum in advancing health care solutions and services that work for participants in the broad health care marketplace. The success in these efforts allows us to increase our full year outlook for earnings growth to a range of 22 percent to 24 percent in 2006 over comparable 2005 results. We expect those earnings to be well supported by cash flows from operations in a range of $5.7 billion to $5.9 billion, an increase of $1.4 billion to $1.6 billion over the comparable 2005 result and well in excess of our estimated net income of approximately $4.1 billion.”

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of mid-sized and small employers and for consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50.

Quarterly Financial Performance

Three Months Ended
March 31, 2006
	Reported GAAP (1)	Part D Normalized	December 31, 2005	March 31, 2005
Revenues	$15.74 billion	$15.39 billion	$10.63 billion	$9.63 billion
Earnings From Operations	$1,055 million	$1,162 million	$948 million	$881 million
Operating Margin	6.7%	7.6%	8.9%	9.2%

(1)	The Health Care Services reporting segment, excluding PacifiCare and Part D, generated an operating margin of 9.7% in the first quarter of 2006.

Key Developments for Health Care Services

Health Care Services revenues, earnings from operations and operating margins were significantly affected by the acquisition of PacifiCare and the commencement of Medicare Part D. A further explanation and reconciliation of Part D reporting to the comparable GAAP measures is included in the attached financial statements. The following comments are based on Part D normalized results and related financial metrics:

•	Revenues for Health Care Services grew $5.8 billion or 60 percent year-over-year and $4.8 billion or 45 percent sequentially to $15.4 billion in the first quarter of 2006.

•	First quarter Health Care Services earnings from operations of $1.2 billion increased $281 million or 32 percent year-over-year and $214 million or 23 percent sequentially.

•	The historic Health Care Services reporting segment generated an operating margin of 9.7 percent in the first quarter, an expansion of 50 basis points year-over year. This expanded margin was offset by the addition of new earnings at lower operating margin percentages from PacifiCare and Part D, which had the effect in total of reducing the operating margin by 210 basis points to 7.6 percent.

Key Developments for Health Care Services – Continued

•	First quarter revenues of $8.6 billion for UnitedHealthcare increased $2.0 billion or 31 percent year-over-year and $1.5 billion or 22 percent sequentially.

•	UnitedHealthcare, together with Uniprise, increased the number of commercial health benefit consumers served by 910,000 people in the first quarter, bringing the total number of people served through employer-sponsored or individual health insurance products to 25.5 million. First quarter gains in the UnitedHealthcare business totaled 460,000 people, composed of growth of 545,000 people in fee-based products and a gain of 210,000 people through the acquisition of John Deere Health Care, offset by the loss of 70,000 risk-based lives affiliated with one state employer, the conversion of approximately 55,000 people from risk-based to fee-based benefit plans sponsored by UnitedHealth Group and an additional decline of 170,000 risk-based subscribers.

•	UnitedHealthcare’s first quarter 2006 commercial medical care ratio of 79.7 percent compares to ratios of 78.0 percent and 78.4 percent in the fourth quarter of 2005 and the first quarter of 2005, respectively. The inclusion of PacifiCare in the first quarter added 80 basis points to the UnitedHealthcare medical care ratio. The legacy UnitedHealthcare medical care ratio of 78.9 percent increased 50 basis points year-over-year, as first quarter 2005 results for this business unit included a comparatively higher level of favorable prior period development relative to its past history as well as to current results. The sequential variance is largely attributable to fourth quarter to first quarter seasonal variances in medical service usage.

•	AmeriChoice first quarter revenues of $890 million increased $63 million or 8 percent year-over-year and $17 million or 2 percent from the fourth quarter of 2005.

•	AmeriChoice membership grew by 95,000 people in the first quarter of 2006, an increase of 8 percent sequentially, and by 85,000 subscribers year-over year.

•	Ovations reported Part D normalized revenues of $5.9 billion in the first quarter, up $3.7 billion or 167 percent year-over-year and $3.2 billion or 122 percent from the fourth quarter of 2005. Ovations revenues grew 80 percent year-over-year on an organic basis, including the launch of Part D.

•	Ovations saw an increase in senior participation in medical products in the first quarter, with active supplement product membership gaining 55,000 people and Medicare Advantage and related programs increasing 145,000 people since December 31, 2005.

•	The Ovations Part D business served a total of 4.5 million seniors as of March 31, 2006, making it the most successful new business launch in Company history. Total first quarter Part D normalized revenue was $1.2 billion. Initial prescription utilization and mix has been slightly more favorable than the Company had projected. The medical care ratio for this business was 87.9 percent in the first quarter, reflecting a careful and prudent view of costs for a program that is not yet mature.

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

Quarterly Financial Performance As Reported

Three Months Ended
	March 31, 2006	December 31, 2005 (1)	March 31, 2005 (1)
Revenues	$1.37 billion	$1.26 billion	$1.22 billion
Earnings From Operations	$215 million	$193 million	$177 million
Operating Margin	15.7%	15.3%	14.5%

(1)	Reflects a revenue reclassification to conform to the 2006 presentation as discussed on page 1 of the attached financial schedules. The reclassification had no effect on earnings from operations.

Key Developments for Uniprise

•	First quarter revenues of $1.4 billion increased $152 million or 12 percent year-over-year and $112 million or 9 percent over the fourth quarter of 2005.

•	Uniprise, together with UnitedHealthcare, increased the number of commercial health benefit consumers served by 910,000 people in the first quarter, bringing the total number of people served through employer-sponsored or individual health insurance products to 25.5 million. First quarter gains of 450,000 consumers in the Uniprise segment of large multisite employers included strong organic growth of 400,000 people, supplemented with an additional 50,000 members acquired from John Deere Health Care.

•	Uniprise and UnitedHealthcare continue to grow their market leadership position in consumer-driven account-linked benefit products. Within their businesses they are serving a total of 1.6 million people with these offerings as of March 31, 2006, an increase of 700,000 consumers or 76 percent growth year-over-year.

•	Uniprise operating earnings of $215 million grew $38 million or 21 percent year-over-year and $22 million or 11 percent over the fourth quarter of 2005. The Uniprise operating margin of 15.7 percent expanded 120 basis points year-over-year and 40 basis points sequentially in the first quarter of 2006.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to make health care work better by connecting people to proven solutions for health and well being.

Quarterly Financial Performance

Three Months Ended
	March 31, 2006 (1)	December 31, 2005	March 31, 2005
Revenues	$980 million	$753 million	$647 million
Earnings From Operations	$182 million	$152 million	$124 million
Operating Margin	18.6%	20.2%	19.2%

(1)	The historic Specialized Care Services business generated an operating margin of 19.7% in the first quarter of 2006.

Key Developments for Specialized Care Services

•	First quarter revenues rose to $980 million, up $333 million or 51 percent year-over-year and $227 million or 30 percent from the fourth quarter of 2005, driven by strong first quarter customer growth of 2.1 million new individuals served across the portfolio of Specialized Care Services companies and supplemented by the acquisition of the specialty businesses of PacifiCare, including behavioral, dental, and vision benefits and services. Specialized Care Services provided services to 56 million unique consumers as of March 31, 2006, representing an increase of 25 percent or 11 million people year-over-year.

•	In the first quarter, earnings from operations of $182 million increased $58 million or 47 percent year-over-year and $30 million or 20 percent sequentially.

•	The historic Specialized Care Services business generated an operating margin of 19.7 percent in the first quarter of 2006, an increase of 50 basis points year-over-year. The former PacifiCare businesses, given their business mixes and cost profiles, carry a lower operating margin than the historic business of Specialized Care Services, which contributed significantly to the reduction in operating margin of 60 basis points year-over-year and 160 basis points sequentially to 18.6 percent.

Business Description

Ingenix is a leader in the field of health care data, analysis and application, serving pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005
Revenues	$200 million	$248 million	$166 million
Earnings From Operations	$34 million	$69 million	$18 million
Operating Margin	17.0%	27.8%	10.8%

Key Developments for Ingenix

•	Ingenix revenues increased $34 million, or 20 percent year-over-year, to $200 million in the first quarter of 2006. This gain reflects strong growth performance and provides the most meaningful comparative measure of Ingenix results, due to the markedly seasonal sales characteristics of some key product lines.

•	The Ingenix contract revenue backlog grew 31 percent on a year-over-year basis, standing at $950 million as of March 31, 2006.

•	Ingenix recently announced, in partnership with Intuit Inc. (NASDAQ: INTU), the joint development of new Quicken®-branded consumer-oriented software products designed to help people aggregate, organize, manage and act upon their health benefit data and health care information.

•	Ingenix first quarter operating earnings increased $16 million or 89 percent year-over-year to $34 million, and the operating margin increased to 17.0 percent, up 620 basis points from first quarter 2005. The results reflect the combination of strong contribution margins on software system sales and very focused efforts to effectively manage costs across its business lines.

About UnitedHealth Group

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID #6667723. This earnings release and the Form 8-K dated April 18, 2006, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended March 31, 2006

•	Consolidated Statements of Operations

•	Consolidated Statements of Operations - Non-GAAP “Part D Normalized”

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Segment Financial Information - Non-GAAP “Part D Normalized”

•	Customer Profile Summary

•	Non-GAAP Financial Measures and Supplementary Information

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005 (a)(b)
REVENUES
Premiums	$16,207	$10,148
Services	1,207	902
Investment and Other Income	172	114

Total Revenues	17,586	11,164

COSTS
Medical Costs	13,373	8,155
Operating Costs	2,570	1,700
Depreciation and Amortization	157	109

Total Costs	16,100	9,964

EARNINGS FROM OPERATIONS	1,486	1,200

Interest Expense	(82)	(49)

EARNINGS BEFORE INCOME TAXES	1,404	1,151

Provision for Income Taxes	(505)	(408)

NET EARNINGS	$899	$743

BASIC NET EARNINGS PER COMMON SHARE	$0.66	$0.58

DILUTED NET EARNINGS PER COMMON SHARE	$0.63	$0.55

Diluted Weighted-Average Common Shares Outstanding	1,421	1,340

(a)	Restated to include the impact of FAS 123R, which we adopted effective January 1, 2006.
(b)	Starting in 2006, we have reclassified or “grossed up” premium revenue and expenses for a Uniprise account where we have employed third party reinsurance. While this reinsurance contract has been in place for a number of years, recent accounting interpretations suggest this reinsurance arrangement be presented on a gross versus net basis. We have conformed all reporting periods to this practice to make all periods comparable. This change has no impact to reported earnings.

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

Non-GAAP Presentation - “Part D Normalized” (a)

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
REVENUES
Premiums	$15,860	$10,148
Services	1,207	902
Investment and Other Income	172	114

Total Revenues	17,239	11,164

COSTS
Medical Costs	12,919	8,155
Operating Costs	2,570	1,700
Depreciation and Amortization	157	109

Total Costs	15,646	9,964

EARNINGS FROM OPERATIONS	1,593	1,200

Interest Expense	(82)	(49)

EARNINGS BEFORE INCOME TAXES	1,511	1,151

Provision for Income Taxes	(544)	(408)

NET EARNINGS	$967	$743

BASIC NET EARNINGS PER COMMON SHARE	$0.71	$0.58

DILUTED NET EARNINGS PER COMMON SHARE	$0.68	$0.55

Diluted Weighted-Average Common Shares Outstanding	1,421	1,340

(a)	See reconciliation of “Part D Normalized” financial measures to the comparable GAAP measures in the attached financial schedules.

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	March 31, 2006		December 31, 2005 (a)
ASSETS
Cash and Short-Term Investments	$8,361		$6,011
Accounts Receivable, net	1,309		1,200
Other Current Assets	3,953		3,339

Total Current Assets	13,623		10,550
Long-Term Investments	9,220		8,971
Other Long-Term Assets	22,231		21,763

Total Assets	$45,074		$41,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$8,181		$7,301
Commercial Paper and Current Maturities of Long-Term Debt	1,073		3,261
Other Current Liabilities	8,776		5,992

Total Current Liabilities	18,030		16,554

Long-Term Debt, less current maturities	6,450		3,850
Future Policy Benefits for Life and Annuity Contracts	1,785		1,761
Deferred Income Taxes and Other Liabilities	1,163		1,174
Shareholders’ Equity	17,646		17,945

Total Liabilities and Shareholders’ Equity	$45,074		$41,284

The table below summarizes certain balance sheet data excluding AARP related amounts:

	March 31, 2006		December 31, 2005
Accounts Receivable, net	$878		$786
Other Current Assets	$2,205		$1,547
Other Current Liabilities	$7,617		$4,787
Medical Costs Payable	$7,161		$6,300
Days Medical Costs in Medical Costs Payable	63	(b)	63	(b)

(a)	Restated to include the impact of FAS 123R, which we adopted effective January 1, 2006.
(b)	Excludes the impact on Days Medical Costs in Medical Costs Payable of PacifiCare Health Systems, Inc. (PacifiCare), which was acquired in December 2005, the Medicare Part D business, which was launched on January 1, 2006, and the impact of gross accounting for medical costs related to a large institutional client as previously described. Including these items, Days Medical Costs in Medical Costs Payable was 53 days as of March 31, 2006.

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2006	2005 (a)
Operating Activities
Net Earnings	$899	$743
Noncash Items:
Depreciation and amortization	157	109
Deferred income taxes and other	(234)	(75)
Stock-based compensation	81	56
Net changes in operating assets and liabilities	1,985	302

Cash Flows From Operating Activities (b)	2,888	1,135

Investing Activities
Cash paid for acquisitions, net of cash assumed	(555)	(19)
Purchases of property, equipment and capitalized software	(171)	(113)
Net sales and maturities/(purchases) of investments	(350)	(267)

Cash Flows Used For Investing Activities	(1,076)	(399)

Financing Activities
Common stock repurchases	(1,754)	(1,100)
Net change in commercial paper and debt	716	227
Stock-based compensation excess tax benefit	146	71
Customer funds administered	1,406	19
Other, net	92	129

Cash Flows From (Used For) Financing Activities	606	(654)

Increase in cash and cash equivalents	2,418	82
Cash and cash equivalents, beginning of period	5,421	3,991

Cash and cash equivalents, end of period	$7,839	$4,073

(a)	Restated to include the impact of FAS 123R, which we adopted effective January 1, 2006.
(b)	See Cash Flows From Operating Activities as adjusted for the timing of CMS premium payments on page 11 of these financial schedules.

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

REVENUES

	Three Months Ended March 31,
	2006	2005
UnitedHealthcare	$8,647	$6,606
Ovations	6,199	2,195
AmeriChoice	890	827

Health Care Services	15,736	9,628
Uniprise	1,370	1,218	(b)
Specialized Care Services	980	647
Ingenix	200	166
Eliminations	(700)	(495)

Total Consolidated	$17,586	$11,164

EARNINGS FROM OPERATIONS

	Three Months Ended March 31,
	2006	2005 (a)
Health Care Services	$1,055	$881
Uniprise	215	177
Specialized Care Services	182	124
Ingenix	34	18

Total Consolidated	$1,486	$1,200

(a)	Restated to include the impact of FAS 123R, which we adopted effective January 1, 2006.
(b)	Reflects a reclassification to conform to the 2006 presentation as described on page 1 of these financial schedules.

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

Non-GAAP Presentation - “Part D Normalized” (a)

(in millions)

(unaudited)

REVENUES

	Three Months Ended March 31,
	2006	2005
UnitedHealthcare	$8,647	$6,606
Ovations	5,852	2,195
AmeriChoice	890	827

Health Care Services	15,389	9,628
Uniprise	1,370	1,218
Specialized Care Services	980	647
Ingenix	200	166
Eliminations	(700)	(495)

Total Consolidated	$17,239	$11,164

EARNINGS FROM OPERATIONS

	Three Months Ended March 31,
	2006	2005
Health Care Services	$1,162	$881
Uniprise	215	177
Specialized Care Services	182	124
Ingenix	34	18

Total Consolidated	$1,593	$1,200

(a)	See reconciliation of “Part D Normalized” financial measures to the comparable GAAP measures in the attached financial schedules.

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

(in thousands)

(unaudited)

Customer Profile	March 2006 (a)	December 2005 (b)	March 2005	December 2004
Commercial Businesses
Risk-based	14,655	14,655	10,940	10,820
Fee-based	18,650	17,285	16,190	15,525
Federal, State, and Municipal Governments	12,710	8,870	6,920	7,035
Individual Consumers	1,420	1,685	1,520	1,455
Business-to-Business	22,475	23,630	19,675	19,005

Grand Total	69,910	66,125	55,245	53,840

Total Medicare Part D (included above)	4,500

Consumer-Directed Health Plans (included above)	1,625	1,175	925	560

Supplemental Segment Profile - Health Care Services and Uniprise

	March 2006 (a)	December 2005 (b)	March 2005	December 2004
Health Care Services:
Risk-based commercial	9,955	10,105	7,675	7,655
Fee-based commercial	4,600	3,990	3,380	3,305
Medicare Advantage	1,295	1,150	345	330
Medicaid	1,345	1,250	1,260	1,260

Total Health Care Services	17,195	16,495	12,660	12,550

Uniprise	10,945	10,495	10,470	9,875

(a)	Includes 145,000 risk-based commercial, 65,000 fee-based commercial, 50,000 Uniprise, 30,000 Medicare Advantage, 5,000 Medicaid risk-based and 75,000 Medicaid fee-based individuals served in connection with the acquisition of John Deere Health Care, Inc. in February 2006.
(b)	Includes 2,340,000 risk-based commercial, 95,000 fee-based commercial, 15,000 Uniprise and 755,000 Medicare Advantage individuals served in connection with the acquisition of PacifiCare Health Systems, Inc. in December 2005.

UNITEDHEALTH GROUP

Non-GAAP Financial Measures

Basis of Presentation

The Company began providing Medicare Part D prescription drug insurance coverage on January 1, 2006. As a result of the Medicare Part D benefit design, the Company incurs benefit costs unevenly during the contract year with a disproportionate amount of claims incurred in the first half of the annual contract year.

On a full year basis, management estimates that Medicare Part D will generate a 3% plus operating margin, however, as a result of the benefit design, Medicare Part D revenues of approximately $1.6 billion generated a negative operating margin of approximately 7% during the first quarter of 2006.

The “Part D Normalized” results have been presented to enhance comparability with 2005 quarterly results. The “Part D Normalized” results assume that full year Medicare Part D benefit costs are recognized based on actuarially projected utilization over the contract year. Accordingly, “Part D Normalized” results for the first quarter of 2006 include a pro rata share of management’s estimate of full year 2006 Medicare Part D benefit costs relating to beneficiaries as of March 31, 2006.

“Part D Normalized” results are not meant to be considered in isolation or as a substitute for net earnings or diluted net earnings per share prepared in accordance with GAAP.

Page 9 through page 11 of these financial schedules provide a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2006

(in millions, except per share data)

(unaudited)

	Consolidated GAAP Reporting	Non-GAAP Reconciling Items		Consolidated “Part D Normalized” (c)
REVENUES
Premiums	$16,207	$(347	)(a)	$15,860
Services	1,207	—		1,207
Investment and Other Income	172	—		172

Total Revenues	17,586	(347)		17,239

COSTS
Medical Costs	13,373	(454	)(b)	12,919
Operating Costs	2,570	—		2,570
Depreciation and Amortization	157	—		157

Total Costs	16,100	(454)		15,646

EARNINGS FROM OPERATIONS	1,486	107		1,593

Interest Expense	(82)	—		(82)

EARNINGS BEFORE INCOME TAXES	1,404	107		1,511

Provision for Income Taxes	(505)	(39)		(544)

NET EARNINGS	$899	$68		$967

BASIC NET EARNINGS PER COMMON SHARE	$0.66	$0.05		$0.71

DILUTED NET EARNINGS PER COMMON SHARE	$0.63	$0.05		$0.68

Diluted Weighted-Average Common Shares Outstanding	1,421	1,421		1,421

Medical Care Ratio	82.5%			81.5%
Operating Cost Ratio	14.6%			14.9%
Operating Margin	8.4%			9.2%
Return on Equity	20.2%			21.7%

(a)	Represents estimated CMS Medicare Part D risk-share premium adjustment that is recorded under GAAP as first quarter results fall within the provisions of the risk-sharing arrangement. This adjustment is not necessary under “Part D Normalized” as medical costs reflect a pro-rata share of estimated annual medical costs.
(b)	Represents actual medical costs incurred under the Medicare Part D contract in excess of a pro-rata share of estimated annual medical costs.
(c)	See description of “Part D Normalized” financial measures on page 8 of these financial schedules.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Measures (a)

Three Months Ended March 31, 2006

(in millions)

(unaudited)

	GAAP Reporting	Non-GAAP Reconciling Items		Consolidated “Part D Normalized”
Health Care Services
Revenues	$15,736	$(347	)(b)	$15,389
Earnings from Operations	$1,055	$(347	)(b)	$1,162
Operating Margin	6.7%	$454	(c)	7.6%

Ovations
Revenues	$6,199	$(347	)(c)	$5,852

(a)	See description of “Part D Normalized” financial measures on page 8 of these financial schedules.
(b)	Represents estimated CMS Medicare Part D risk-share premium adjustment that is recorded under GAAP as first quarter results fall within the provisions of the risk-sharing arrangement. This adjustment is not necessary under “Part D Normalized” as medical costs reflect a pro-rata share of estimated annual medical costs.
(c)	Represents actual medical costs incurred under the Medicare Part D contract in excess of a pro-rata share of estimated annual medical costs.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Measures

Adjusted Cash Flows (a)

(in millions)

(unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP Cash Flows From Operating Activities	$2,888	$1,135
April 2006 CMS Premium Payment Received in March 2006	(1,336)	—
January 2005 CMS Premium Payment Received in December 2004	—	275

Adjusted Cash Flows From Operating Activities	$1,552	$1,410

(a)	Adjusted Cash Flows From Operating Activities is presented to facilitate the comparison of cash flows from operating activities for periods in which the Company does not receive its three monthly premium payments from the Centers for Medicare and Medicaid Services (CMS) in the quarter. CMS is contractually obligated to pay their monthly premium on the first calendar day of the applicable month. If the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. As such, GAAP operating cash flows may vary depending upon the number of payments received by the Company from CMS during a particular period. Adjusted Cash Flows From Operating Activities presents operating cash flows assuming that each monthly CMS premium payment was received on the first calendar day of the month.

UNITEDHEALTH GROUP

Supplementary Information - Stand-Alone PacifiCare and Part D Summaries

Three Months Ended March 31, 2006

(in millions)

(unaudited)

		Part D
	PacifiCare (a)	Normalized (b)	GAAP
REVENUES
Premiums	$3,746	$1,227	$1,574
Services	160	—	—
Investment and Other Income	41	—	—

Total Revenues	3,947	1,227	1,574

COSTS
Medical Costs	3,131	1,078	1,532
Operating Costs	592	148	148
Depreciation and Amortization	39	—	—

Total Costs	3,762	1,226	1,680

EARNINGS (LOSS) FROM OPERATIONS	$185	$1	$(106)

Medical Care Ratio	83.6%	87.9%	97.3%
Operating Cost Ratio	15.0%	12.1%	9.4%
Operating Margin	4.7%	0.1%	-6.7%

(a)	Legacy PacifiCare statement of operations and related financial metrics have been reclassified to conform to standard UnitedHealth Group presentation. These reclassifications had no effect on earnings from operations as compared to PacifiCare’s previous presentation format as an independent company. First quarter 2006 PacifiCare results include a net increase in amortization expense of $15 million related to the amortization of intangible assets acquired by UnitedHealth Group pursuant to the merger of the two companies on December 20, 2005.
(b)	See description of “Part D Normalized” financial measures on page 8 of these financial schedules.

UNITEDHEALTH GROUP

Supplementary Information - Reinsurance Reclassification

(in millions)

(unaudited)

	Three Months Ended March 31, 2006
	Historical Reporting (a)	Reclassification	As Adjusted
UnitedHealth Group Consolidated
Revenues	$17,281	$305	$17,586
Medical Costs	$13,092	$281	$13,373
Operating Costs	$2,546	$24	$2,570
Medical Care Ratio	82.3%		82.5%
Medical Care Ratio, excluding AARP	81.8%		82.0%
Operating Cost Ratio	14.7%		14.6%

Uniprise
Revenues	$1,065	$305	$1,370
Operating Margin	20.2%		15.7%

	Three Months Ended March 31, 2005
	Historical Reporting (a)	Reclassification	As Adjusted
UnitedHealth Group Consolidated
Revenues	$10,887	$277	$11,164
Medical Costs	$7,902	$253	$8,155
Operating Costs	$1,676	$24	$1,700
Medical Care Ratio	80.1%		80.4%
Medical Care Ratio, excluding AARP	78.9%		79.3%
Operating Cost Ratio	15.4%		15.2%

Uniprise
Revenues	$941	$277	$1,218
Operating Margin	18.8%		14.5%

(a)	Reflects the impact of FAS 123R, which we adopted effective January 1, 2006 .

Note:	Starting in 2006, we have reclassified or “grossed up” premium revenue and expenses for a Uniprise account where we have employed third party reinsurance. While this reinsurance contract has been in place for a number of years, recent accounting interpretations suggest this reinsurance arrangement be presented on a gross versus net basis. We have conformed all reporting periods to this practice to make all periods comparable. This change has no impact to reported earnings.